Beltran, Beltran, Smith, Oppel and MacKenzie, LLC
A Limited Liability Partnership
Attorneys at Law
8350 Wilshire Boulevard, Suite 200
Beverly Hills, California 90211-2348

                                                  Telephone: (310) 272-7747
Facsimile: (323) 933-3999
email: jdmacklaw@earthlink.net

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, I am not asserting, nor do I claim or allege, that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise..

Very truly yours,

BELTRAN, BELTRAN, SMITH, OPPEL & MACKENZIE, LLP

/s/ Joseph D. MacKenzie

By: JOSEPH D. MACKENZIE